ADDENDUM TO THE NOMINEE AGREEMENT
This Addendum (this “Agreement”), to the Nominee Agreement dated May 9, 2018, was made as of June 8, 2018, between Olayan Saudi Holding Company, a company formed under the laws of the Kingdom of Saudi Arabia (“Owner”) and Hana Investments Co. WLL, a company formed under the laws of Bahrain (“Nominee”) (each of Owner and Nominee to be referenced hereafter as a “Party” or collectively as the “Parties”).
WHEREAS, the Parties signed a Nominee Agreement on May 9, 2018 (the “Nominee Agreement”);
WHEREAS, each of the parties hereto desires to amend the Nominee Agreement as set forth herein, and desires that the Nominee Agreement shall remain in full force and effect, except as expressly set forth in this Agreement;
WHEREAS, the Nominee entered into a Loan Agreement with National Energy Services Reunited Corp. (the “Issuer”), dated June 5, 2018 (the “Loan Agreement”).
WHEREAS, the Nominee entered into a Relationship Agreement with the Issuer, dated June 5, 2018 (the “Relationship Agreement”).
NOW in consideration of these premises and the mutual covenants, conditions and agreements herein contained, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereby covenant and agree as follows:
1.          The Nominee entered into the Loan Agreement, by and behalf of the Owner, and will act only as the Owner’s nominee in respect of such agreement;
2.          The Nominee entered into the Relationship Agreement by and behalf of the Owner, and will act only as the Owner’s nominee in respect of such agreement;
3.          If any of the Issuer’s ordinary shares are delivered pursuant to the terms of the Loan Agreement or the Relationship Agreement, the Owner will instruct the Nominee to whom and where to deliver such shares;
4.          If the Owner instructs the Nominee to hold such shares on its behalf, the Nominee agrees to be bound by the terms of the Nominee Agreement in respect of such shares;
Except as expressly provided herein, the Nominee Agreement is not being amended, supplemented, or otherwise modified, and the Nominee Agreement shall continue in full force and effect in accordance with its terms.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date first written above.

OLAYAN SAUDI HOLDING COMPANY

Name:
Title:

HANA INVESTMENTS CO. WLL

Name:
Title:

[Signature Page to the Nominee Agreement]